Exhibit 10.1

OpGen, Inc.

23219 Stringtown Road, Suite 300

Clarksburg, MD 20871 USA.

(hereinafter to be referred to as “Company”)

Date: 17th December 2025

AEI Capital Ltd. (Registration No. 970490-V)

Intershore Chambers, Road Town,

Tortola, British Virgin Islands

(hereinafter to be referred to as the “Purchaser”)

(individually referred to as “Party” and collectively as “Parties”)

RE:	SUPPLEMENTAL LETTER TO SECURITIES PURCHASE AGREEMENT DATED 22ND AUGUST 2024 AND FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT DATED 3RD OCTOBER 2024 (“Supplemental Letter”)

1.	This Supplemental Letter sets forth the mutual agreement of the Parties of which the Parties hereby acknowledged, to be legally binding against them. Except otherwise expressly provided, all expressions defined in the Securities Purchase Agreement Dated 22nd August 2024 and First Amendment to Securities Purchase Agreement Dated 3rd October 2024 (collectively referred to as “Private Placement SPAs”) and its supplemental agreement(s) shall have the same meanings when used in this Supplemental Letter.

2.	The exercisable period for the Securities Purchase under Section 2.1(a) and Section 2.1(b) of the Private Placement SPAs shall be extended from December 31, 2025 to December 31, 2026.

3.	The purchase increments exercisable for the Securities Purchase under Section 2.1(c) of the Private Placement SPAs shall be reduced from tranche of ‘USD1million or USD2 million’ to ‘USD500,000.00’.

4.	All other terms and conditions of the Private Placement SPAs and its supplemental agreement(s) shall remain the same. This Supplemental Letter shall go into effect on the date of the undersigned parties.

I/We confirm acceptance of the terms and conditions of this Supplemental Letter.

The Company	The Purchaser
Signed for and on behalf of	Signed for and on behalf of
OpGen, Inc.	AEI Capital Ltd.
(Registration No. 970490-V)